Exhibit 99.1

Press Release

INTERACTIVE DATA REPORTS THIRD-QUARTER 2012 RESULTS

BEDFORD, Mass – October 25, 2012 – Interactive Data Corporation today reported its financial results for the third quarter ended September 30, 2012. Interactive Data’s third-quarter 2012 revenue was $218.1 million compared with $217.9 million in the third quarter of 2011. Excluding the impact of changes in foreign exchange rates, Interactive Data’s organic (non-GAAP) revenue for the third quarter of 2012 grew by 1.4% from the third quarter in 2011.

Interactive Data’s third-quarter 2012 income from operations was $36.7 million, compared with income from operations of $30.8 million in same period one year ago. Non-GAAP adjusted EBITDA (which excludes items that are either not part of the Company’s ongoing core operations, or do not require a cash outlay, or are not otherwise expected to recur in the ordinary course) for the third quarter of 2012 was $86.8 million versus $87.4 million in the same period one year ago.

“We continued to navigate our business through a challenging operating environment,” stated Mason Slaine, Interactive Data’s president and chief executive officer. “Despite the difficult backdrop, we made progress expanding several key product areas during the quarter. At the same time, we have continued to invest in the new product development and related technology infrastructure initiatives that we believe are fundamental for generating long-term, sustainable growth. Nevertheless, we remained disciplined with respect to managing our overall cost structure, which enabled us to produce another quarter of solid adjusted EBITDA margins and strong free cash flow.”

Segment Reporting and Related Operating Highlights

As previously disclosed, effective for the fourth quarter of 2011, Interactive Data’s two reportable segments were reorganized as Pricing and Reference Data, and Trading Solutions. The change was made in response to operational and organizational initiatives undertaken during the preceding year and completed in the fourth quarter of 2011, and reflects the way the Company currently approaches the market and analyzes operating performance. The Pricing and Reference Data segment represents the Company’s evaluated pricing, reference data and fixed income analytics product areas. The Trading Solutions segment represents the Company’s real-time data feeds, ultra low latency infrastructure services, hosted web applications and workstations. Historical financial results have been reclassified to reflect this change.

Pricing and Reference Data Segment:

•

Interactive Data’s Pricing and Reference Data segment reported third-quarter 2012 revenue of $153.2 million, a 2.6% increase over the third quarter of 2011. Excluding the effects of foreign exchange, third-quarter 2012 organic (non-GAAP) revenue for this business increased by 3.2% from the same period last year. The segment’s performance benefited from continued expansion of the Company’s evaluated pricing and reference data services in the North American and Asia-Pacific regions, as well as improved results in its fixed income analytics area. During the quarter, Interactive Data launched its Fair Value Information Services for international corporate and sovereign bonds, and introduced a new service designed to support cross-asset data management and reporting requirements under the European Union’s Solvency II Directive. Earlier today, Interactive Data announced the launch of ApexSM, an innovative suite of fully-hosted and managed reference data services.

Trading Solutions Segment:

•

Interactive Data’s Trading Solutions segment generated third-quarter 2012 revenue of $64.9 million, a 5.3% decrease from the same quarter last year. Excluding the impact of changes in foreign exchange rates, third-quarter 2012 organic (non-GAAP) revenue for this segment declined by 2.6% from the third quarter of 2011. Continued growth in the Interactive Data 7ticks trading infrastructure services area was more than offset by softness in the segment’s other primary product areas. During the past several months, Interactive Data announced Saxo Bank and Konkyl as new 7ticks clients in Europe, added a new point-of-presence for the 7ticks network in the Toronto, Canada area and continued to make new market sources available on the 7ticks network. In addition, eSignal launched a new integrated marketing campaign targeting active traders during the quarter.

Other Third-Quarter 2012 Financial and Operating Highlights

Effects of Foreign Exchange:

•	The net effect of foreign exchange increased third-quarter 2012 income from operations by $0.4 million.

Balance Sheet Highlights:

•

As of September 30, 2012, Interactive Data had cash, cash equivalents and short-term investments of $289.4 million, compared with $266.1 last quarter, $217.2 million at the same time last year and $262.2 million at the end of 2011. The Company’s total debt outstanding as of September 30, 2012 was approximately $2.0 billion.

Results for the Nine Months Ended September 30, 2012

•

For the nine months ended September 30, 2012, Interactive Data reported revenue of $655.9 million, an increase of $10.2 million, or 1.6%, from $645.7 million in the same period last year. Excluding the effects of foreign exchange, organic revenue grew by 2.5% during the first nine months of 2012.

•

Interactive Data’s income from operations for the first nine months of 2012 was $104.1 million, compared with income from operations of $68.5 million in the same period one year ago. For the first nine months of 2012, non-GAAP adjusted EBITDA (which excludes items that are not part of the Company’s ongoing core operations, or do not require a cash outlay, or are not otherwise expected to recur in the ordinary course) was $249.0 million, up by 1.3% from $245.9 million in the same period one year ago.

Conference Call Information

Interactive Data Corporation will host a conference call to discuss the Company’s third-quarter 2012 results on Friday, October 26, 2012 at 8:30 a.m. ET. The dial-in number for the conference call is (785) 424-1057 and the related access code is IDCQ312. For those who cannot listen to this broadcast, a replay of the call will be available from October 26 at 12:00 p.m. until Friday, November 2, 2012 at 12:00 p.m., and it can be accessed by dialing (402) 220-7214 or (800) 756-8809 (no access code is required).

Non-GAAP Information

In addition to presenting our results in accordance with generally accepted accounting principles (GAAP), we also disclose the following non-GAAP information:

•

Management includes information regarding organic revenue. Organic revenue excludes the effects of foreign currency exchange rates, adjustments related to the amortization of acquisition-related deferred revenue, and, if applicable, the contribution of businesses recently acquired (and related intercompany eliminations as appropriate). Management believes reporting organic revenue facilitates period-to-period comparisons, and provides a better understanding of underlying business trends and our future revenue growth prospects.

•

Management includes organic revenue for our Pricing and Reference Data, and Trading Solutions segments because management believes this additional level of detail provides further insight into underlying performance trends.

•

Management includes information regarding earnings before interest, income taxes, depreciation and amortization (EBITDA). We also include information regarding adjusted EBITDA, which we define as earnings before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges and benefits, adjustments related to the amortization of acquisition-related deferred revenue, and other non-cash, non-operational or non-recurring items. In addition, management also includes information regarding pro forma adjusted EBITDA. We define this metric as earnings, excluding all of the above factors as well as other adjustments permitted under the Company’s senior secured credit facilities. Management considers these measures to be important indicators of the Company’s operational profitability and cash generation strength and a good measure of the Company’s historical operating trend because it eliminates items that are either not part of the Company’s ongoing core operations, do not require a cash outlay, or are not otherwise expected to recur in the ordinary course of business. In addition, the Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities.

•

Management includes information regarding free cash flow, which we define as adjusted EBITDA less capital expenditures. Management considers free cash flow as another important measure of the Company’s cash generation strength that supports the Company’s ability to repay its debt obligations and invest in future growth through new business development activities or acquisitions.

•

Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making, and for forecasting and planning purposes. In addition, management also considers pro forma adjusted EBITDA to be an important indicator which can be used for the purpose of analyzing covenant compliance under the Company’s senior secured credit facilities.

•

The non-GAAP financial measures of the Company’s results of operations included in this press release should not be considered in isolation from comparable measures determined in accordance with GAAP. The non-GAAP financial measures are not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the comparable GAAP financial measures are set forth in the accompanying tables. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Forward-looking and Cautionary Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements include all statements that are not historical statements and include our statements discussing our goals, beliefs, strategies, objectives, plans, future financial conditions, future challenges and opportunities, including our statements about our investments in new product development and related technology infrastructure initiatives that we believe are fundamental for generating long-term, sustainable growth. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, under the caption “Risk Factors.” The Company’s Annual Report on Form 10-K is on file with the Securities and Exchange Commission and available in the “Investors” section of our Website under the heading “SEC Filings.” Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: (i) the implementation of strategies designed to improve revenue and profit growth; (ii) the impact of cost-cutting pressures across the industries we serve; (iii) general worldwide economic conditions and related uncertainties; (iv) consolidation of financial services companies, within and across industries, or the failure of financial institutions; (v) decline in activity levels in the securities markets, weak or declining financial performance of market participants or the failure of market participants; (vi) the intensity of competition we face; (vii) a prolonged outage at one of our data centers or other major disruptions of our computer operations or those of our suppliers; (viii) our ability to maintain relationships with our key suppliers and providers of market data; (ix) our ability to maintain our relationships with service bureaus and custodian banks and our other customers; (x) the need to develop new products and adapt to legal, regulatory, technology or other change; (xi) our cost-savings plans may not be effective or yield the expected efficiencies or may take longer than anticipated; (xii) risks related to our substantial leverage, including our ability to raise additional capital to fund operations or react to changes in the economy or our industry, and our exposure to interest rate risk on our variable rate debt (to the extent the risk is not mitigated by the interest rate hedge and cap arrangements that we may have in place from time to time); (xiii) our ability to negotiate and enter into strategic acquisitions or alliances on favorable terms, if at all, (xiv) our ability to realize the anticipated benefits from any strategic acquisitions or alliances that we enter into; (xv) we are subject to regulatory oversight and we provide services to financial institutions that are subject to regulatory oversight; (xvi) certain of our subsidiaries are subject to complex regulations and licensing requirements; (xvii) the risks of doing business internationally; (xviii) intellectual property related risks, including any allegations that we infringe the intellectual property rights of others; and (xix) our ability to attract and retain qualified management and other key personnel. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

About Interactive Data Corporation

Interactive Data Corporation is a trusted leader in financial information. Thousands of financial institutions and active traders, as well as hundreds of software and service providers, subscribe to our fixed income evaluations, reference data, real-time market data, trading infrastructure services, fixed income analytics, desktop solutions and web-based solutions. Interactive Data’s offerings support clients around the world with mission-critical functions, including portfolio valuation, regulatory compliance, risk management, electronic trading and wealth management. Interactive Data is headquartered in Bedford, Massachusetts and has over 2,500 employees in offices worldwide.

For more information, please visit www.interactivedata.com.

COMPANY CONTACTS

Investors:	Media:
Andrew Kramer	Brian Willinsky
781-687-8306	339-203-0769
andrew.kramer@interactivedata.com	brian.willinsky@interactivedata.com

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
REVENUE	$218,073	$217,850	$655,848	$645,650

COSTS AND EXPENSES:
Cost of services	72,912	72,081	221,375	219,030
Selling, general and administrative	63,621	63,853	196,704	190,089
Depreciation	10,318	9,601	30,122	30,193
Amortization	34,494	41,540	103,568	137,855

Total costs and expenses	181,345	187,075	551,769	577,167

INCOME FROM OPERATIONS	36,728	30,775	104,079	68,483

Interest expense, net	(37,372)	(38,390)	(112,364)	(119,025)
Other income (expense), net	329	30	604	(2,708)
Loss on extinguishment of debt	—	—	—	(25,450)

LOSS BEFORE INCOME TAXES	(315)	(7,585)	(7,681)	(78,700)

Income tax benefit	(18,357)	(17,433)	(17,038)	(51,295)

NET INCOME (LOSS)	$18,042	$9,848	$9,357	$(27,405)

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Assets:
Cash and cash equivalents	$265,809	$262,152
Short-term investments	23,594	—
Accounts receivable, net	132,183	118,248
Prepaid expenses and other current assets	24,612	27,419
Income tax receivable	6,249	6,251
Deferred income taxes	29,554	42,281

Total current assets	482,001	456,351

Property and equipment, net	138,398	122,289
Goodwill	1,646,431	1,637,126
Intangible assets, net	1,726,004	1,818,117
Deferred financing costs, net	47,228	54,478
Other assets	4,974	5,310

Total Assets	$4,045,036	$4,093,671

LIABILITIES AND EQUITY

Liabilities:
Accounts payable, trade	$16,213	$17,911
Accrued liabilities	81,780	89,214
Borrowings, current	—	56,417
Interest payable	12,700	30,584
Income taxes payable	9,323	7,008
Deferred revenue	29,633	24,944

Total current liabilities	149,649	226,078

Income taxes payable	7,218	10,906
Deferred tax liabilities	615,478	647,090
Other liabilities	55,977	59,908
Borrowings, net of current portion and original issue discount	1,960,186	1,929,784

Total Liabilities	2,788,508	2,873,766

Equity:
Common stock	—	—
Additional paid-in-capital	1,337,305	1,333,344
Accumulated loss	(114,222)	(123,579)
Accumulated other comprehensive income	33,445	10,140

Total Equity	1,256,528	1,219,905

Total Liabilities and Equity	$4,045,036	$4,093,671

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Nine Months Ended September 30,
	2012	2011

Cash flows from operating activities:
Net income (loss)	$9,357	$(27,405)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	133,690	168,048
Amortization of deferred financing costs and accretion of notes discounts	13,264	13,386
Deferred income taxes	(21,135)	(54,586)
Stock-based compensation	2,580	2,740
Non-cash interest expense	1,130	—
Provision (recovery) for doubtful accounts and sales credits	19	(7)
Loss on dispositions of fixed assets	28	124
Loss on extinguishment of debt	—	25,450
Changes in operating assets and liabilities, net	(36,464)	(8,576)

NET CASH PROVIDED BY OPERATING ACTIVITIES	102,469	119,174

Cash flows from investing activities:
Purchase of property and equipment	(45,960)	(30,803)
Business and asset acquisitions, net of acquired cash	—	19
Purchase of short-term investments	(23,540)	—

NET CASH USED IN INVESTING ACTIVITIES	(69,500)	(30,784)

Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of issuance costs	—	1,358
Principal payments on long-term debt	(32,029)	(6,726)
Principal payments on capital leases	(279)	—
Proceeds from issuance of restricted parent company common stock	—	11,850
Capital contribution resulting from exercise of parent company stock options	787	—
Payment of interest rate cap	(1,248)	—

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(32,769)	6,482

Effect of change in exchange rates on cash and cash equivalents	3,457	(1,385)

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,657	93,487
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	262,152	123,704

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$265,809	$217,191

RECONCILIATION OF NON-GAAP MEASURES

Total Organic (Non-GAAP) Revenue

(Revenue before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2012	2011	Change	2012	2011	Change

Revenue	$218,073	$217,850	0.1%	$655,848	$645,650	1.6%
Total deferred revenue adjustment	—	—	—	—	902	—

Non-GAAP revenue before total deferred revenue adjustment	218,073	217,850	0.1%	655,848	646,552	1.4%
Total effects of foreign exchange	2,754	—	—	6,834	—	—

Total organic (non-GAAP) revenue	$220,827	$217,850	1.4%	$662,682	$646,552	2.5%

Interactive Data Pricing and Reference Data Segment

Organic (Non-GAAP) Revenue

(Revenue before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2012	2011	Change	2012	2011	Change
Pricing and Reference Data Revenue	$153,189	$149,326	2.6%	$457,186	$441,230	3.6%
Effects of deferred revenue adjustment	—	—	—	—	600	—

Non-GAAP revenue before effects of deferred revenue adjustment	153,189	149,326	2.6%	457,186	441,830	3.5%
Effects of foreign exchange	899	—	—	2,454	—	—

Total organic (non-GAAP) revenue	$154,088	$149,326	3.2%	$459,640	$441,830	4.0%

Interactive Data Trading Solutions Segment

Organic (Non-GAAP) Revenue

(Revenue before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2012	2011	Change	2012	2011	Change
Trading Solutions Revenue
Real-Time Feeds and Trading Infrastructure Services	$27,290	$27,689	-1.4%	$82,154	$84,087	-2.3%
Hosted Web Applications and Workstations	37,594	40,835	-7.9%	116,508	120,333	-3.2%

Total Trading Solutions Revenue	$64,884	$68,524	-5.3%	$198,662	$204,420	-2.8%
Effects of deferred revenue adjustment	—	—	—	—	302	—

Non-GAAP revenue before effects of deferred revenue adjustment	$64,884	$68,524	-5.3%	$198,662	$204,722	-3.0%
Effects of foreign exchange	1,855	—	—	4,380	—	—

Total organic (non-GAAP) revenue	$66,739	$68,524	-2.6%	$203,042	$204,722	-0.8%

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net Income (Loss)	$18,042	$9,848	$9,357	$(27,405)
Interest expense	37,372	38,390	112,364	119,025
Other expense (income)	(329)	(30)	(604)	2,708
Income tax expense (benefit)	(18,357)	(17,433)	(17,038)	(51,295)
Depreciation and amortization	44,812	51,141	133,690	168,048

EBITDA	$81,540	$81,916	$237,769	$211,081

Adjustments:
Stock-based compensation	875	952	2,580	2,740
Other non-recurring charges[2]	1,067	2,679	2,227	29,335
Other charges[3]	3,335	1,814	6,401	2,727

Total Adjustments	5,277	5,445	11,208	34,802

Adjusted EBITDA	$86,817	$87,361	$248,977	$245,883

Adjusted EBITDA Margin[4]	39.8%	40.1%	38.0%	38.0%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500	22,500	22,500

Pro Forma Adjusted EBITDA	$94,317	$94,861	$271,477	$268,383

Pro Forma Adjusted EBITDA Margin[4]	43.3%	43.5%	41.4%	41.5%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.

[2]	Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt, facility consolidation costs, and certain severance and retention expenses.
[3]

Other charges include management fees, earnout-related expense, non-cash foreign exchange expense, acquisition-related adjustments, professional fees related to the registration of the Company’s debt securities, and other costs.

[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by dividing each EBITDA measure by non-GAAP revenue (total revenue less deferred revenue adjustment).
[5]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Trailing Four Quarters and Trailing Twelve Months

Quarterly Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended				Trailing Twelve Months Ended
	December 31,	March 31,	June 30,	September 30,	September 30,
	2011	2012	2012	2012	2012
Net Income (Loss)	$(1,911)	$(8,792)	$107	$18,042	$7,446
Interest expense	38,095	37,824	37,168	37,372	150,459
Other (income) expense	1,011	(247)	(28)	(329)	407
Income tax expense (benefit)	(3,960)	264	1,055	(18,357)	(20,998)
Depreciation and amortization	46,420	44,201	44,677	44,812	180,110

EBITDA	$79,655	$73,250	$82,979	81,540	$317,424

Adjustments:
Stock-based compensation	1,489	831	874	875	4,069
Other non-recurring charges[2]	557	809	351	1,067	2,784
Other charges[3]	1,756	1,531	1,534	3,335	8,156

Total Adjustments	3,802	3,171	2,759	5,277	15,009

Adjusted EBITDA	$83,457	$76,421	$85,738	$86,817	$332,433

Adjusted EBITDA Margin[4]	37.6%	35.3%	38.8%	39.8%	37.9%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500	7,500	7,500	30,000

Pro Forma Adjusted EBITDA	$90,957	$83,921	$93,238	$94,317	$362,433

Pro Forma Adjusted EBITDA Margin[4]	41.0%	38.8%	42.1%	43.3%	41.3%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.

[2]	Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt, facility consolidation costs, and certain severance and retention expenses.
[3]

Other charges include management fees, earnout-related expense, non-cash foreign exchange expense, acquisition-related adjustments, professional fees related to the registration of the Company’s debt securities, and other costs.

[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by dividing each EBITDA measure by non-GAAP revenue (total revenue less deferred revenue adjustment).
[5]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

Non-GAAP Free Cash Flow

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2012	2011	Change	2012	2011	Change
Adjusted EBITDA	$86,817	$87,361	-0.6%	$248,977	$245,883	1.3%
Capital Expenditures	14,070	12,918	8.9%	45,960	30,803	49.2%

Free Cash Flow	$72,747	$74,443	-2.3%	$203,017	$215,080	-5.6%